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                                                                    EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                          WESTERN DISTRICT OF TENNESSEE
                                WESTERN DIVISION

IN RE:                                  )
                                        )
RESPONSE ONCOLOGY, INC., et al.,        )       Case No. 01-24607-DSK
                                        )       Chapter 11
         Debtors                        )       Jointly Administered


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                              ORDER CONFIRMING PLAN

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        This matter having come before the Honorable David S. Kennedy, Chief
United States Bankruptcy Judge, for hearing on Friday, June 14, 2002, the Court having considered the evidence before it, hereby finds as follows:(1)

        The First Joint Plan under Chapter 11 of the Bankruptcy Code filed by Response Oncology, Inc., Response Oncology Management of South Florida, Inc., Response Oncology of Fort Lauderdale, Inc., and Response Oncology of Tamarac, Inc. (collectively the "Debtors"), jointly with AmSouth Bank, as lender and as agent on behalf of the lenders, including itself, Bank of America, N.A. and Union Planters Bank, N.A. (the "Lenders") (together with the Debtors, the "Plan Proponents"), on April 12, 2002, as modified by the First Amended Joint Plan filed on April 19, 2002, or a summary thereof (the "Plan"), having been transmitted to creditors and equity security holders; and

        Proper notice having been given to creditors and equity security holders of the Plan; and

        The creditors having been properly solicited and having voted overwhelmingly in favor of confirmation of the Plan; and


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(1) Capitalized terms shall have the meaning set forth in the Amended Plan, as that term is defined herein.

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In re: Response Oncology, Inc., et al.
Case No. 01-24607-DSK
Order Confirming Plan
Page 2 of 4



        Certain technical and conforming amendments having been made and a Second Amended Joint Plan having been filed with this Court on June 13, 2002 (collectively, with the Plan, the "Amended Plan"); and

        Only one objection having been filed to the Plan, that by the Office of the United States Trustee (the "Objection"); and

        The Objection, upon oral statements in Court, having been withdrawn;

        The Court hereby finds that the Amended Plan contains technical changes and/or changes with respect to Claims, which do not materially adversely affect or change the treatment of any Claims or equity interests, and comply in all respects with the requirements of 11 U.S.C. ss. 1127. As such, these modifications do not require additional disclosure under 11 U.S.C ss. 1125 or resolicitation of votes under 11 U.S.C. ss. 1126, nor do they require that holders of Claims or equity interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan; and

        Based upon the evidence presented at the confirmation hearing, with respect to the releases, exculpation and injunctions contained in Article X of the Amended Plan, the Court finds that such releases, exculpation and injunction provisions are fair and equitable, are given for valuable and substantial consideration, and are in the best interests of the Debtors and their chapter 11 estates, and that such provisions shall be effective and binding upon the parties identified. Further, the Court is mindful of the Sixth Circuit's holding in In re Dow Corning, Inc., 280 F.3d 648 (6th Cir. 2002). To the extent the Dow Corning case is applicable, the



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In re: Response Oncology, Inc., et al.
Case No. 01-24607-DSK
Order Confirming Plan
Page 3 of 4



Court finds that the releases are not violative of 11 U.S.C. ss. 524(e) because the releases do not constitute "discharges" of the Debtors, nor do the releases or exculpation release claims of non-consenting third party Creditors, so that the intention of Dow Corning is met; and

        It having been determined after hearing on notice that the requirements for confirmation as set forth in 11 U.S.C. ss. 1129(a)-(b) have been satisfied through proffered testimony; and

        The Court having been provided with a copy of that certain "Notice of Confirmation of Plan and of Bar Dates," the Court hereby approves the mailing of such Notice in the form attached hereto to all creditors and parties in interest, in satisfaction of Bankruptcy Rules 2002(f), 2002(k) and 3020(c), and counsel for the Debtors are directed to make such mailing of such notice (as opposed to the clerk of this Court),

        IT IS ORDERED that:

        The Second Amended Joint Plan filed on June 14, 2002, is confirmed. A copy of the confirmed plan is attached.


                                       ----------------------------------------
                                       CHIEF JUDGE DAVID S. KENNEDY


                                       ----------------------------------------
                                       DATE


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In re: Response Oncology, Inc., et al.
Case No. 01-24607-DSK
Order Confirming Plan
Page 4 of 4





SUBMITTED FOR ENTRY BY:



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John C. Tishler (BPR # 13441)

WALLER LANSDEN DORTCH & DAVIS
A Professional Limited Liability Company
511 Union Street, Suite 2100
Nashville, TN 37219
(615) 244-6380

Attorneys for AmSouth Bank, as Agent for the Lenders




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Steven N. Douglass (BPR # 9770)
Jonathan E. Scharff (BPR # 16890)

HARRIS, SHELTON, DUNLAP, COBB & RYDER, PLLC
One Commerce Square, Suite 2700
Memphis, TN 38103-2555
(901) 525-1455

Co-Counsel to the Debtors and Debtors in Possession